Exhibit 10.X

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K BECAUSE IT IS MATERIAL AND CONFIDENTIAL.

Deed of Amendment (No.3) to Agreement for Lease
Atlassian HQ
⎯
Dexus Property Services Pty Limited (Developer)

Vertical First Pty Ltd as trustee for the Vertical First Trust
(Landlord)

Atlassian Pty Ltd
(Tenant)

Dexus Funds Management Limited as responsible entity for Dexus Property Trust
(Financial Guarantor)

Dexus Funds Management Limited as responsible entity for Dexus Operations Trust
(Performance Guarantor)

Atlassian Corporation
(Atlassian Guarantor)
⎯

Deed of Amendment (No.3) to Agreement for Lease        Page 1

Deed of Amendment (No.3) to Agreement for Lease
Atlassian HQ

Details	4
1. Defined terms & interpretation	6
1.1 Defined terms	6
1.2 Interpretation	6
1.3 Headings	7
2. Amendments to the Atlassian AFL	7
2.1 Amendments	7
2.2 Confirmation of Atlassian AFL	7
2.3 Continued force and effect of Atlassian AFL and guarantee	7
2.4 Dispute Resolution	7
3. Confidentiality and publicity	8
3.1 Confidentiality of this deed	8
3.2 Publicity	8
4. Notices	9
5. Landlord Trustee Limitation of Liability	9
6. Performance Guarantor Limitation of Liability	10
6.1 Trustee	10
6.2 Limitation of Performance Guarantor's liability	10
6.3 Override	10
7. Financial Guarantor's Limitation of Liability	10
7.1 Trustee	10
7.2 Limitation of Financial Guarantor's liability	10
7.3 Override	11
8. Landlord Warranties	11
8.1 Warranties given in both capacities	11
8.2 Warranties	11
8.3 Landlord's Obligations	11
9. Atlassian Guarantor Warranties and Representations	12
10. Assignment	12
10.1 No Party to assign	12
10.2 Change of Control	12
10.3 Assignment or Change of Control approved under the Atlassian AFL	12
11. Miscellaneous	13
11.1 Next Business Day	13
11.2 Interest	13
11.3 Waiver and variation	13
11.4 Antecedent breaches	13
11.5 Severability	13
11.6 Non-merger	13
11.7 Entire agreement	13
11.8 No reliance	13
11.9 Further assurances	13
11.10 Costs	13
Deed of Amendment (No.3) to Agreement for Lease        Page 2

11.11 Counterparts	14
11.12 Power and capacity warranties	14
11.13 Governing law and jurisdiction	14
11.14 Electronic signatures	15
11.15 Confirmation	15
Signing Page	16
Schedule 1 – Amendments to Atlassian AFL	20
Schedule 2 – Milestone Schedule	41
Schedule 3 – Documentation Standards Schedule	42
Schedule 4 – Tenant Fitout Assumptions	43
Schedule 5 – Night rates for Tenant Special Works	44

Deed of Amendment (No.3) to Agreement for Lease        Page 3

Details
Date        03-09-2024 | 09:54 AEST

Parties

Name	Dexus Property Services Pty Limited (ABN 66 080 918 252)
Short form name	Developer
Notice details	Address: Level 30, Quay Quarter Tower, 50 Bridge Street, Sydney NSW 2000
Attention: General Counsel
E-mail address: ***

Name	Vertical First Pty Ltd (ABN 50 636 939 985) in its capacity as trustee of the Vertical First Trust (ABN 47 915 597 236)
Short form name	Landlord
Notice details	Address: Level 30, Quay Quarter Tower, 50 Bridge Street, Sydney NSW 2000
Attention: General Counsel
E-mail address: ***

Name	Atlassian Pty Ltd (ACN 102 443 916)
Short form name	Tenant
Notice details	Address: Level 6/341 George Street, Sydney NSW 2000
Attention: Ric Wang
E-mail address: *** and ***

Name	Dexus Funds Management Limited (ABN 24 060 920 783) as responsible entity for Dexus Property Trust (ABN 24 595 854 202)
Short form name	Financial Guarantor
Notice details	Address: Level 30, Quay Quarter Tower, 50 Bridge Street, Sydney NSW 2000
Attention: General Counsel
E-mail address: ***

Name	Dexus Funds Management Limited (ABN 24 060 920 783) as responsible entity for Dexus Operations Trust (ABN 69 645 176 383)
Short form name	Performance Guarantor
Notice details	Address: Level 30, Quay Quarter Tower, 50 Bridge Street, Sydney NSW 2000
Attention: General Counsel
Deed of Amendment (No.3) to Agreement for Lease        Page 4

E-mail address: ***

Name	Atlassian Corporation, a Delaware corporation
Short form name	Atlassian Guarantor
Notice details	Address: c/o Atlassian Inc, 350 Bush Street, 13th Floor, San Francisco, CA 94014
Attention: General Counsel
E-mail address: ***

Background
AThe Developer, Landlord, Tenant, Financial Guarantor, Performance Guarantor and Atlassian Guarantor are Parties to the Atlassian AFL.
BThe Parties have agreed to vary the Atlassian AFL on the terms of this deed.

Deed of Amendment (No.3) to Agreement for Lease        Page 5

Agreed terms

1.Defined terms & interpretation
1.1Defined terms
In this deed:
Atlassian AFL means the agreement between the Developer, Landlord, Tenant, Financial Guarantor, Performance Guarantor and Atlassian Guarantor titled 'Agreement for Lease Atlassian HQ' dated 23 March 2022 as amended by way of Deed of Amendment (No.1), and Deed of Amendment (No.2) and from the Effective Date means the Atlassian AFL as amended by this deed.
Atlassian Guarantee means the guarantee and indemnity given in the Guarantor Replacement Deed by the Atlassian Guarantor with respect to the Tenant Obligations under the Atlassian AFL.
Deed of Amendment (No.1) means the document entitled 'Deed of Amendment (No.1) to Agreement for Lease' between the Developer, the Landlord, the Tenant, the Financial Guarantor, the Performance Guarantor and the Atlassian Guarantor dated 30 April 2022.
Deed of Amendment (No.2) means the document entitled 'Deed of Amendment (No.2) to Agreement for Lease' between the Developer, the Landlord, the Tenant, the Financial Guarantor, the Performance Guarantor and the Atlassian Guarantor dated 28 August 2023.
Effective Date means the date of this deed.
Guarantor Replacement Deed means the Guarantor Replacement Deed dated 8 November 2022 between the parties to this deed and Atlassian Corporation Limited (formerly Atlassian Corporation Plc).
Tenant Obligations has the meaning given to that term in the Atlassian AFL.

1.2Interpretation
In this deed, except where the context otherwise requires:
(a)words which begin with a capital letter and are not defined in this deed but are defined in the Atlassian AFL have the same meaning in this deed as in the Atlassian AFL;
(b)a reference to this deed or another instrument includes any variation or replacement of any of them;
(c)a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;
(d)the singular includes the plural and vice versa;
(e)the word “person” includes a firm, a body corporate, an unincorporated association or an Authority;
(f)a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and permitted assigns;
(g)an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

Deed of Amendment (No.3) to Agreement for Lease        Page 6

(h)an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;
(i)“include” (in any form) when introducing a list of items does not limit the meaning of the words to which the list relates to those items or to items of a similar kind;
(j)a reference to any body corporate, unincorporated association, institute or any other body includes any body, association or institute which succeeds any of the same;
(k)a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;
(l)communications between the Parties must be in English;
(m)in the construction and interpretation of the deed no rule of construction applies to the disadvantage of a Party on the basis that that Party put forward the deed or any part of it; and
(n)a reference to:
(i)days mean calendar days; and
(ii)time is a reference to time in New South Wales, Australia.

1.3Headings
Headings are for ease of reference only and do not affect interpretation.

2.Amendments to the Atlassian AFL
2.1Amendments
On and from the Effective Date, the Atlassian AFL is amended as set out in Schedule 1 of this deed.

2.2Confirmation of Atlassian AFL
The Parties agree that on and from the Effective Date, they are bound by and will comply with the provisions of the Atlassian AFL amended as set out in Schedule 1 of this deed (in the case of the Atlassian Guarantor, as if it had originally been party to the Atlassian AFL as the Atlassian Guarantor").

2.3Continued force and effect of Atlassian AFL and guarantee
Nothing in this deed:
(a)prejudices or adversely affects any right, power, authority, discretion or remedy which arose under or in connection with the Atlassian AFL or the Guarantor Replacement Deed before the date of this deed; or
(b)discharges, releases or otherwise affects any liability or obligation which arise under or in connection with the Atlassian AFL or the Guarantor Replacement Deed before the date of this deed.

2.4Dispute Resolution
The Parties acknowledge and agree that, in the event of any Dispute under this deed, the Parties must comply with the Dispute resolution procedures (contained at clause 29 of the Atlassian AFL).

Deed of Amendment (No.3) to Agreement for Lease        Page 7

3.Confidentiality and publicity
3.1Confidentiality of this deed
(a)Subject to clause 3.1(b), each Party must keep the terms of this deed confidential.
(b)The Developer, Landlord or the Tenant may only make any disclosure in relation to this deed:
(i)with the consent of the other two relevant Parties;
(ii)to a professional adviser, financial adviser, insurer, rating agency, financier, auditor, prospective assignee or assignee or prospective investors or investors if that person is obliged to keep the information disclosed confidential;
(iii)to the extent required to comply with any Law or a requirement of a regulatory body (including any relevant stock exchange);
(iv)to any of its employees or officers to whom it is necessary to disclose the information;
(v)in connection with any legal or arbitral proceedings under or in relation to this deed;
(vi)to obtain the consent of a third Party to a term of, or to an act under, this deed;
(vii)to a Related Body Corporate, as long as it advises that Related Body Corporate of the confidential nature of the terms of this deed;
(viii)if the information disclosed has come into the public domain through no fault of the disclosing Party (or its employees, officers or related bodies corporate) making the disclosure;
(ix)to the Builder, provided the Tenant approves the form of any information given to the Builder and provided the Builder is obliged to keep the information disclosed confidential, other than:
(A)where the Builder is required to disclose the information by Law; or
(B)where the disclosure of information by the Builder is reasonably necessary for the Builder to perform the Works, provided the person to whom the Builder discloses the information agrees to be bound by the same confidentiality obligations as described in this clause 3.1(b)(ix); or
(x)to any potential purchaser, financier or mortgagee of the Landlord, Tenant or the Developer.

3.2Publicity
(a)The Developer, Landlord or the Tenant may only make press or other announcements or releases relating to this deed and the transactions the subject of this deed with the approval of the other relevant Parties to the form and manner of the announcement or release, unless and to the extent that the announcement or release is required to be made by:
(i)the relevant Party by Law or by a regulator; or
(ii)the Developer under a Project Document,
in which case the approval of the other relevant Parties is not required.

(b)The Atlassian Guarantor and the Guarantors may only make press or other announcements or releases relating to this deed and the transactions the subject of this deed to the extent that the announcement or release is required to be made by the relevant Party by Law or by a regulator.

Deed of Amendment (No.3) to Agreement for Lease        Page 8

4.Notices
(a)In this deed, reference to notice means notice in writing, and is addressed to the Party to whom it is being given.
(b)A notice, consent or other communication that complies with this clause is regarded as given and received:
(i)if by delivery in person, when delivered to the addressee;
(ii)if by express post, 3 Business Days from and including the date of postage; or
(iii)if by email, when the email (including any attachment) comes to the attention of the recipient or a person acting on its behalf.
(c)A Party’s address and email address are those set out below that Party’s name in the relevant item in the details section of this deed, or as the person notifies the sender in writing.
(d)Any notice or other writing served by the Developer is valid and effective if signed by the Developer or solicitor of the Developer.
(e)If any notice or other writing is served on a day which is not a Business Day or is after
5.00 pm it is deemed to be served on the next Business Day.

5.Landlord Trustee Limitation of Liability
(a)The Landlord enters into this deed solely in its capacity as trustee of the Trust and in no other capacity.
(b)A liability arising under or in connection with this deed can be enforced against the Landlord only to the extent to which it can be satisfied out of the property of the Trust out of which the Landlord is actually indemnified for their liability.
(c)The limitation of the Landlord’s liability contained in this clause 5 applies notwithstanding any other provisions of this deed and extends to all liabilities and obligations of the Landlord in connection with this deed.
(d)The Parties other than the Landlord may not sue the Landlord in any capacity other than as trustee of the Trust, including seeking the appointment to the Landlord of a receiver (except in relation to the property of Trust), a liquidator, administrator or any other similar person.
(e)The provisions of this clause 5 will not apply to any liability or obligation of the Landlord to the extent there is a reduction in the extent of its indemnification out of the assets of the Trust as a result of the operation of the law or the application of any provisions of the Trust’s constitution or as a result of the Landlord’s fraud, negligence, breach of trust or breach of duty or to the extent that the Landlord fails to exercise any right of indemnity it has out of the assets of the Trust in relation to the relevant liability.

Deed of Amendment (No.3) to Agreement for Lease        Page 9

6.Performance Guarantor Limitation of Liability
6.1Trustee
The Performance Guarantor enters into this deed in its capacity as trustee of the Dexus Operations Trust.

6.2Limitation of Performance Guarantor's liability
The Parties acknowledge and agree that:
(a)the Performance Guarantor enters into this deed in the capacity stated in clause 6.1 and in no other capacity;
(b)except in the case of any liability of the Performance Guarantor under or in respect of this deed resulting from the Performance Guarantor's own fraud, negligence or breach of trust, the recourse for any person to the Performance Guarantor in respect of any obligations and liabilities of the Performance Guarantor under or in respect of this deed is limited to the Performance Guarantor's ability to be indemnified from the assets of the Dexus Operations Trust; and
(c)if any Party (other than the Performance Guarantor) does not recover the full amount of any money owing to it arising from non-performance by the Performance Guarantor of any of its obligations, or non-payment by the Performance Guarantor of any of its liabilities, under or in respect of this deed by enforcing the rights referred to in clause 6.2(b), that Party may not (except in the case of fraud, negligence or breach of trust by the Performance Guarantor) seek to recover the shortfall by:
(i)bringing proceedings against the Performance Guarantor in its personal capacity; or
(ii)applying to have the Performance Guarantor wound up.

6.3Override
This clause 6 applies despite any other provision of this deed or any principle of equity or law to the contrary.

7.Financial Guarantor's Limitation of Liability
7.1Trustee
The Financial Guarantor enters into this deed in its capacity as responsible entity of the Dexus Property Trust.

7.2Limitation of Financial Guarantor's liability
The Parties acknowledge and agree that:
(a)the Financial Guarantor enters into this deed in the capacity stated in clause 7.1 and in no other capacity;
(b)except in the case of any liability of the Financial Guarantor under or in respect of this deed resulting from the Financial Guarantor's own fraud, negligence or breach of trust, the recourse for any person to the Financial Guarantor in respect of any obligations and liabilities of the Financial Guarantor under or in respect of this deed is limited to the Financial Guarantor's ability to be indemnified from the assets of the Dexus Property Trust; and

Deed of Amendment (No.3) to Agreement for Lease        Page 10

(c)if any Party (other than the Financial Guarantor) does not recover the full amount of any money owing to it arising from non-performance by the Financial Guarantor of any of its obligations, or non-payment by the Financial Guarantor of any of its liabilities, under or in respect of this deed by enforcing the rights referred to in clause 7.2(b), that Party may not (except in the case of fraud, negligence or breach of trust by the Financial Guarantor) seek to recover the shortfall by:
(i)bringing proceedings against the Financial Guarantor in its personal capacity; or
(ii)applying to have the Financial Guarantor wound up.

7.3Override
This clause 7 applies despite any other provision of this deed or any principle of equity or law to the contrary.

8.Landlord Warranties
8.1Warranties given in both capacities
Despite any other provision in this deed, the Landlord gives the warranties in clause 5 in its own personal capacity and in its capacity as trustee of the Trust.

8.2Warranties
The Landlord represents and warrants in respect of the Trust that:
(a)it is the only trustee of the Trust and no action has been taken or proposed to remove it as trustee of the Trust;
(b)it has the power and authority under the terms of the Trust to enter into and perform this deed;
(c)the entry into and performance of this deed is for the benefit of the beneficiaries of the Trust, whose consents (if necessary) have been obtained; and
(d)to the best of the Landlord’s knowledge, its right to be indemnified out of the assets of the Trust has not been reduced by the acts or omissions of the Landlord.

8.3Landlord's Obligations
To the extent to which it is in the Landlord’s reasonable control or discretion, the Landlord agrees to ensure that until all its obligations under this deed are discharged:
(a)it does not resign and no additional trustee is appointed to the Trust;
(b)the Trust is not terminated;
(c)the terms of the Trust are not varied;
(d)the property of the Trust is not vested or distributed; and
(e)the Trust funds are not resettled,
in a manner which results in the assets of the Trust not being sufficient to satisfy the Landlord’s obligations and liabilities under this deed without the prior consent of the Tenant. That consent may not be unreasonably withheld if a person reasonably satisfactory to the Tenant covenants with the Tenant before the relevant event, in a form and substance reasonably required by the Tenant, to perform and satisfy all outstanding obligations and liabilities of the Landlord under this deed which remain outstanding and to provide all representations and warranties provided by the Landlord under this deed.

Deed of Amendment (No.3) to Agreement for Lease        Page 11

9.Atlassian Guarantor limitation of liability
Notwithstanding anything else in the Atlassian AFL, the Guarantor Replacement Deed or this deed:
(a)the maximum aggregate liability of the Atlassian Guarantor arising out or in connection with the Atlassian AFL, the Guarantor Replacement Deed or this deed:
(i)will not exceed the liability which the Atlassian Guarantor would have had to the Developer in respect of the Tenant Obligations, if the Atlassian Guarantor had been named in the Atlassian AFL as being jointly and severally liable with the Tenant to the Developer; and
(ii)is subject to the limitations, exclusions, indemnities, defences which may be available to the Tenant under the Atlassian AFL and this deed or any applicable Law;
(b)nothing in the Atlassian AFL, the Guarantor Replacement Deed or this deed is intended to render the Atlassian Guarantor liable for the same loss twice for the one breach of the Tenant's obligation to perform the Tenant Obligations under the Atlassian AFL and the other parties may not seek to recover under the Atlassian Guarantee to the extent that it has recovered for the same loss for the same breach by the Tenant to perform the Tenant Obligations.

10.Assignment
10.1No Party to assign
Subject to clause 10.3, no Party may seek to assign, novate or otherwise transfer its rights or obligations under this deed prior to the Date of Practical Completion without the prior written consent of the other Parties (which may be granted or withheld in their absolute discretion).

10.2Change of Control
(a)Subject to clause 10.2(b) and 10.3, no Change of Control with respect to a Party can occur (and no Party shall permit a Change of Control to occur with respect to that Party) prior to the Date of Practical Completion without the prior written consent of the other Parties (which may be granted or withheld in their absolute discretion).
(b)Clause 10.2(a) does not apply to a Change of Control of the Landlord that arises from a transaction or dealing which is permitted or approved under the Unitholders' Agreement that occurs in accordance with the Unitholders' Agreement or which arises from a transaction or dealing that does not breach clause 8.6 of the Unitholders' Agreement.

10.3Assignment or Change of Control approved under the Atlassian AFL
If a Party has obtained consent to or otherwise effects a transfer of its rights or obligations under the Atlassian AFL or a Change of Control with respect to that Party, under and in accordance with the Atlassian AFL, that Party may assign, novate or otherwise transfer its rights or obligations under this deed, or effect a Change of Control with respect to that Party, to the same person as was approved under and in accordance with the Atlassian AFL, without the prior written consent of the other Parties.

Deed of Amendment (No.3) to Agreement for Lease        Page 12

11.Miscellaneous
11.1Next Business Day
If an event under this deed must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

11.2Interest
(a)If a Party fails to pay any money by the time required by this deed (Non-Paying Party), the Non-Paying Party must pay interest to the other Party (Receiving Party) at the Default Rate.
(b)Interest will be calculated daily from the due date up to and including the date the Receiving Party receives full payment.

11.3Waiver and variation
A provision of or a right created under this deed may not be waived or varied except in writing signed by the Party or Parties to be bound.

11.4Antecedent breaches
The termination of this deed does not affect a Party’s rights in respect of a breach of this deed by the other party before termination.

11.5Severability
If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 11.5 has no effect if the severance alters the basic nature of this deed.

11.6Non-merger
The covenants, conditions, agreements and provisions of this deed which are capable of having effect after Practical Completion will not merge on Practical Completion but will continue to have full force and effect at all times.

11.7Entire agreement
This deed constitutes the entire agreement of the Parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

11.8No reliance
The Tenant acknowledges that in entering into this deed it has not relied on any representations or warranties about its subject matter except as expressly provided by this deed.

11.9Further assurances
Each Party agrees, at its own expense, on the request of another party, to do everything reasonably necessary to give effect to this deed and the transactions contemplated by it, including, but not limited to, the execution of documents.

11.10Costs
Each Party to this deed must pay its own costs, charges and expenses associated with the preparation, negotiation, execution and completion of this deed and any variation thereof.

Deed of Amendment (No.3) to Agreement for Lease        Page 13

11.11Counterparts
This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each executed counterpart constitutes the deed of each party who has executed and delivered that counterpart.

11.12Power and capacity warranties
Each Party represents and warrants that:
(a)it has full power and authority to enter into and perform its obligations under this deed;
(b)it has taken all necessary action to authorise the execution, delivery and the performance of this deed and the execution and delivery of this deed will not breach or conflict with any other agreement or undertaking to which it is a party or subject; and
(c)this deed constitutes its legal, valid and binding obligations, enforceable in accordance with their terms;
(d)this deed does not contravene:
(i)its constituent documents (when the Party is a body corporate); or
(ii)any Law, regulation or official directive; or
(iii)any of its obligations or undertakings by which it or any of its assets are bound;
(e)this deed does not cause a limitation on its powers or (when the Party is a body corporate) the powers of its directors to be exceeded;
(f)other than as disclosed, it does not enter into this deed as trustee or agent;
(g)it is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation;
(h)it does not have immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) nor are any of its assets exempt from execution except to the extent stated in this deed;
(i)it does not require any authorisation from any government agency of its jurisdiction of incorporation to enable it to enter into or to perform its obligations under this deed , or to make its obligations under this deed binding, enforceable and admissible in evidence against it in competent courts of the jurisdiction of its incorporation; and
(j)it is not necessary to file, register or record this deed with any government agency of the jurisdictions of its incorporation to ensure that this deed is binding, enforceable and admissible in evidence against the Atlassian Guarantor in competent courts of the jurisdiction of its incorporation.

11.13Governing law and jurisdiction
(a)This deed is governed by the laws of New South Wales.
(b)Each Party unconditionally and irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales, and the courts competent to determine appeals from those aforementioned courts, with respect to any legal action or proceedings that may be brought in connection with this deed.

Deed of Amendment (No.3) to Agreement for Lease        Page 14

11.14Electronic signatures
Without limiting clause 11.12, each Party warrants that by entering into this deed, it has unconditionally consented to:
(a)the requirements for a signature under any Laws being satisfied; and
(b)other Parties executing this deed,
by using any method of electronic signature permitted by Law (including DocuSign, Adobe Sign, signing on an electronic device or by digital signature).

11.15Confirmation
If this deed is signed by a Party by use of an electronic signature, then that Party:
(a)agrees that other Parties may rely on the electronic signature as having the same force and effect as a handwritten signature; and
(b)unconditionally consents to any method the other Parties use (at their discretion) to identify the signatories and confirm their intention to enter into a binding legal agreement.

Deed of Amendment (No.3) to Agreement for Lease        Page 15

Signing page
EXECUTED as a deed.

Developer
Executed by Dexus Property Services Pty Limited (ABN 66 080 918 252) under Power of Attorney dated 17 December 2021

sign here ►    /s/ Jennifer Shi Qing Zhou                /s/ Daryl Sumners
        Signature of attorney who declares that the         Signature of attorney who declares that the
attorney has not received any notice of the         attorney has not received any notice of the
revocation of the Power of Attorney            revocation of the Power of Attorney

Name of Attorney    Jennifer Shi Qing Zhou                Daryl Sumners

sign here ►    /s/ Elli Kozicki                    /s/ Elli Kozicki
        Signature of witness                Signature of witness

Name of witness    Elli Kozicki                    Elli Kozicki

Deed of Amendment (No.3) to Agreement for Lease        Page 16

Landlord
Executed by Vertical First Pty Ltd (ABN 50 636 939 985) in its capacity as trustee of the Vertical First Trust (ABN 47 915 597 236) under a Power of Attorney dated 18 August 2022 by

sign here ►    /s/ Jennifer Shi Qing Zhou                /s/ Daryl Sumners
        Signature of attorney who declares that the         Signature of attorney who declares that the
attorney has not received any notice of the         attorney has not received any notice of the
revocation of the Power of Attorney            revocation of the Power of Attorney

Name of Attorney    Jennifer Shi Qing Zhou                Daryl Sumners

sign here ►    /s/ Elli Kozicki                    /s/ Elli Kozicki
        Signature of witness                Signature of witness

name of witness    Elli Kozicki                    Elli Kozicki

Tenant

Executed by
Atlassian Pty Ltd (ACN 102 443 916)
in accordance with section 127(1) of the Corporations Act 2001 (Cth)
by

sign here ►    /s/ Gene Chi-Ching Liu                /s/ Stanley Smith Shepard
        Director                        Director/Secretary

print name ►    Gene Chi-Ching Liu                    Stanley Smith Shepard

By signing above, each director or secretary (as applicable) consents to electronic execution of this document (in whole or in part), represents that they hold the position or are the person named with respect to their execution and authorises any other director or secretary (as applicable) to produce a copy of this document bearing his or her signature for the purpose of signing the copy to complete its execution under Section 127 of the Corporations Act 2001. The copy of the signature

Deed of Amendment (No.3) to Agreement for Lease        Page 17

Financial Guarantor
Executed by Dexus Funds Management Limited (ABN 24 060 920 783) as responsible entity for Dexus Property Trust (ABN 24 595 854 202) under Power of Attorney dated 17 December 2021

sign here ►    /s/ Jennifer Shi Qing Zhou                /s/ Daryl Sumners
        Signature of attorney who declares that the         Signature of attorney who declares that the
attorney has not received any notice of the         attorney has not received any notice of the
revocation of the Power of Attorney            revocation of the Power of Attorney

Name of Attorney    Jennifer Shi Qing Zhou                Daryl Sumners

sign here ►    /s/ Elli Kozicki                    /s/ Elli Kozicki
        Signature of witness                Signature of witness

Name of witness    Elli Kozicki                    Elli Kozicki

Deed of Amendment (No.3) to Agreement for Lease        Page 18

Performance Guarantor
Executed by Dexus Funds Management Limited (ABN 24 060 920 783) as responsible entity for Dexus Operations Trust (ABN 69 645 176 383) under Power of Attorney dated 17 December 2021

sign here ►    /s/ Jennifer Shi Qing Zhou                /s/ Daryl Sumners
        Signature of attorney who declares that the         Signature of attorney who declares that the
attorney has not received any notice of the         attorney has not received any notice of the
revocation of the Power of Attorney            revocation of the Power of Attorney

Name of Attorney    Jennifer Shi Qing Zhou                Daryl Sumners

sign here ►    /s/ Elli Kozicki                    /s/ Elli Kozicki
        Signature of witness                Signature of witness

Name of witness    Elli Kozicki                    Elli Kozicki

Atlassian Guarantor
Signed sealed and delivered by Atlassian Corporation, a Delaware corporation in the presence of Seal

sign here ►    /s/ Drew Parkes                    /s/ Grant Reid
        Signature of witness                    Signature of authorised signatory

print name ►    Drew Parkes                    Grant Reid
        Name of witness (print)                Name of authorised signatory

By signing above, each director or secretary (as applicable) consents to electronic execution of this document (in whole or in part), represents that they hold the position or are the person named with respect to their execution and authorises any other director or secretary (as applicable) to produce a copy of this document bearing his or her signature for the purpose of signing the copy to complete its execution. The copy of the signature appearing on the copy so executed is to be treated as his or her original signature.

Deed of Amendment (No.3) to Agreement for Lease        Page 19

Schedule 1 – Amendments to Atlassian AFL
1.General
To the extent this Schedule 1 identifies any clauses or additions, deletions or amendments to be made to the Atlassian AFL (including the Lease and Retail Lease, being schedules to the Atlassian AFL), then the Atlassian AFL will be read and construed as though those clauses, additions, deletions and amendments are incorporated into the Atlassian AFL.

2.Amendments to the Atlassian AFL
2.1Definitions
(a)The following additional definitions are inserted in clause 1.1 of the Atlassian AFL:

Term	Meaning
Agreed Tenant Special Works Design Documents	has the meaning given in clause 9.4(l).
Tenant Special Works Design Documents

the plans and specifications created for the purpose of the Tenant Special Works, including:
1landscaping design documentation (including for services);
2landscaping lighting design documentation;
3acoustic soffit typical lining (type A and B);
4reflected ceiling plans, elevations, sections, specifications, and details; and
5fixture and finished schedules.

Tenant Special Works

the supply and installation of landscape material, acoustic ceiling panels, landscape lighting, fixtures and finishes in accordance with the Approved Tenant Special Works Design Documents and Tenant Fitout Assumptions.

Tenant Special Works Costs

the costs associated with the Tenant Special Works as specified in the relevant Proposal approved by the Tenant pursuant to clause 11.1(e) or 11.1(h), or, as otherwise agreed between the Tenant and the Developer pursuant to clause 11.1(g).

Tenant Special Works Delay Costs	has the meaning given in clause 7.3A(c).

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Tenant Special Works Extension	has the meaning given in clause 7.3A(a).

(b)The following definitions in clause 1.1 of the Atlassian AFL are amended as follows:

Term	Meaning
Delay Costs	1an amount equal to [***] per day; 2any properly evidenced costs that are [***]; and 3[***].
Landlord's Property	those items of the Fitout Works and/or the Tenant Special Works which are owned by the Landlord as determined under clause 13.10.
Relevant Works

1the Base Building Modifications;
2in the event the Tenant has given an Integrated TSW Direction for that Habitat, the Tenant Services Works; ~~and~~
3in the event the Tenant has given an Integrated Fitout Works Direction for that Habitat the Fitout Works ; and
4-the Tenant Special Works, (as applicable).

Tenant Approvals	Approvals which are required for the:

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1performance of the Fitout Works, the Tenant Services Works, the Tenant Special Works and the IT Works;
2The Permitted Use, including if applicable any 9B classification required; or
3the sky signage area or the sky signage

Tenant Variation
1an increase, decrease, omission or substitution to any part of the Premises, Base Building Works, ~~or~~ Fitout Works or Tenant Special Works; or
2acceleration or re-sequencing of the Base Building Works or Fitout Works to reduce the time required to achieve a Developer Milestone, the Handover Condition or Practical Completion,
      as requested by the Tenant pursuant to clause 20.

Works	1the Base Building Works; and 2if the Tenant has given an Integrated Fitout Works Direction, the Fitout Works; and 3the Tenant Special Works

2.2Tenant Special Works
Insert a new clause 7.1A as follows:
'7.1A    Tenant Special Works
(a)The Developer must undertake the Tenant Special Works.
(b)The Developer must give the Tenant a Proposal pursuant to clause 11 for the Tenant Special Works.

2.3Impact on the Date for Practical Completion
A new clause 7.3A is added as follows:
'7.3A    Tenant Special Works
(a)The Date for Practical Completion will be extended by 12 working days from the Date for Practical Completion calculated in accordance with the Project Calendar (on the basis that days shaded grey are not working days) for the carrying out of the Tenant Special Works by the Developer under clause 7.1A(a) (Tenant Special Works Extension).
(b)Subject to clause 16.1(d), the Tenant must pay an amount equal to the amount in limb 1 of the definition of Delay Costs for each day of the period of the Tenant Special Works Extension.
(c)Subject to their inclusion and disclosure in the Proposal under clause 11.1(b), the Tenant acknowledges and agrees that the Builder may charge Delay Costs (within

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limb 2 of that definition) for the period of the Tenant Special Works Extension (Tenant Special Works Delay Costs).

2.4Tenant Approvals
Amend clause 8(f) as follows:
(f)    Despite any other provision of this Agreement, unless the State rejects a draft application under the PDA, the Developer’s right to reject a draft application for a Tenant Approval under clause 8(e)(2)(A) or clause 8(e)(2)(B) does not apply to the extent that the application is consistent with the Current Base Building Design Documents, ~~or~~ the Agreed Fitout Design Documents or the Agreed Tenant Special Works Design Documents (as applicable).
2.5Tenant Special Works Design Documents
Amend clause 9.4 as follows:
9.4    Fitout Design Documents and Tenant Special Works Design Documents
(a)The Tenant must by the relevant Milestone Date for each package of the Fitout Design Documents and the Tenant Special Works Design Documents and at the stages specified in the Documentation Standards Schedule submit the draft Fitout Design Documents and the Tenant Special Works Design Documents to the Developer for approval.
(b)The Fitout Design Documents and the Tenant Special Works Design Documents must:
(1)when they reach "approved for construction" 100% developed stage, be fully integrated and co-ordinated with the Base Building Design Documents;
(2)comply with all Laws and relevant Approvals that exist at the time;
(3)be consistent with the Tenant Fitout Assumptions and the Documentation Standards Schedule; and
(4)be prepared by suitably qualified consultants with relevant expertise and qualifications as selected by the Tenant.
(c)The Developer may request further information from the Tenant that it reasonably requires in order to assess the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) and the Tenant must promptly provide any such information requested by the Developer.
(d)Once the Tenant has supplied the Developer with all information reasonably required by the Developer, the Developer must within 10 Business Days advise the Tenant in writing if:
(1)the Developer has no objection to the Fitout Design Documents, in which case the Tenant can proceed with them, or the Tenant Special Works Design Documents (as applicable) in which case the ~~Tenant can~~ Developer must proceed with them in accordance with clause 7.1A(a); or
(2)the Developer:
(A)rejects the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) on the grounds of a Developer Rejection Right (including providing reasons); or

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(B)in its reasonable opinion, considers that the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) will likely result in a material increase in the outgoings of the Building.
(e)If the Developer does not provide a notice under clause 9.4(d), the Developer will be deemed to have no objection to the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) in which case the Tenant can proceed with ~~them~~ the Fitout Design Documents ~~or~~ and the Developer must proceed with the Tenant Special Works Design Documents (as applicable).
(f)If in the Developer's reasonable opinion the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) are not consistent with the Tenant Fitout Assumptions, and will therefore give rise to a Developer Rejection Right in limb 1 of that definition, with the Developer's notice under clause 9.4(d), the Developer will set out the inconsistencies. At the meeting under clause 9.4(j), the parties must discuss whether and on what basis the relevant Fitout Works could proceed (including as a Tenant Variation or the Tenant performing the relevant Fitout Works during the term of the Lease) or the Tenant Special Works must proceed and on the basis that the Developer must obtain an Occupancy Certificate by the Date for Practical Completion, provided that the Developer will not bear any time or cost risk as a consequence.
(g)If in the Developer’s reasonable opinion the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) will give rise to a Developer Rejection Right in limb 6 or 7 of that definition, with the Developer's notice under clause 9.4(d) the Developer will set out the expected impact of the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable).
(h)——————————————————————If in the Developer’s reasonable opinion the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable):
(1)will give rise to a Developer Rejection Right in limb 8(a) of that definition; or
(2)will likely result in a material increase in the outgoings of the Building,
————————————with the Developer's notice under clause 9.4(d), the Developer will set out the expected impact of the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable). The Tenant must, within 5 Business Days after the meeting under clause 9.4(j), notify the Developer that it elects to either:
(3)accept the impact and continue with finalising the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable), in which case the additional costs may be claimed by the Developer under clause 12 or by the Landlord as Outgoings under the Lease unless the additional costs have been otherwise compensated by the Tenant. The Developer will be entitled to reject the Tenant's election if:
(A)the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) result in the Developer being in breach of a Project Document or being unable to comply with any Approval or Law; or
(B)the impact cannot be reversed at expiry or termination of the Lease without cost to the Developer (unless the Tenant agrees to pay such costs); or
(4)amend the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable), in which case clause 9.4(k)(1) applies.

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(i)If in the Developer’s reasonable opinion the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) will give rise to a Developer Rejection Right in limb 10 of that definition, with the Developer's notice under clause 9.4(d) the Developer will set out the expected impact of the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) (including the anticipated delay). The Tenant must, within 5 Business Days after the meeting under clause 9.4(j), notify the Developer that it elects to either:
(1)accept the impact, in which case the Developer is entitled to include this impact in its Proposal under clause 11. The Developer will be entitled to reject the Tenant's election if:
(A)the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) result in the Developer being in breach of a Project Document or being unable to comply with any Approval or Law; or
(B)within 10 Business Days after the Tenant's notice under this clause 9.4(i)(1), the Developer is not granted an extension of time under the relevant Project Documents for the amount of the delay; or
(2)amend the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable), in which case clause 9.4(k)(1) applies.
(j)If the Developer provides a notice pursuant to clause 9.4(d)(2) (including providing reasons), the Developer and the Tenant must meet within 2 Business Days of service of such notice to discuss (including any matters raised under clauses 9.4(h), 9.4(i), or 9.4(j)).
(k)Following the meeting pursuant to clause 9.4(j), if the Developer provided a notice under clause 9.4(d)(2)(A) and still believes that there is a Developer Rejection Right it must notify the Tenant within 1 Business Day of the meeting, and the Tenant must, within 5 Business Days after the meeting, elect to either:
(1)instruct its relevant consultants to amend the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) as required to remove the Developer Rejection Right (and notify the Developer that it has instructed the relevant consultants). The Tenant must procure that the amended Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) are resubmitted to the Developer as soon as reasonably practicable thereafter and clauses 9.4(b) to 9.4(k) (inclusive) will reapply; or
(2)refer the matter to the Independent Certifier for determination as to whether there is a Developer Rejection Right. If the Independent Certifier determines that there is a Developer Rejection Right, the Tenant must comply with clause 9.4(k)(1). If the Independent Certifier determines that there is not a Developer Rejection Right, the Developer is deemed to have no objection to the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) and the Tenant can proceed with the~~m~~ Fitout Design Documents and the Developer must proceed with the Tenant Special Works Design Documents (as applicable).
(l)The Agreed Fitout Design Documents or the Agreed Tenant Special Works Design Documents are the Fitout Design Documents or the Tenant Special Works Design Documents (as applicable) at an "approved for tender” 75% developed level of detail, superseded by the “for construction” level of detail in respect of which Fitout

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Design Documents or Tenant Special Works Design Documents (as applicable) the Developer has confirmed (or is deemed to have confirmed) that it has no objection.
(m)The Fitout Works the subject of the “approved for tender” 75% developed Agreed Fitout Design Documents the Tenant Special Works the subject of the approved for tender” 75% developed Agreed Tenant Special Works Design Documents will be priced in accordance with clause 11.1; and
(1)~~I~~ if the Proposal for those Fitout Works is approved by the Tenant under clause 11.1, the Tenant must then complete the “for construction” Agreed Fitout Design Documents for those Fitout Works and submit them to the Developer. Any changes to the Fitout Works as shown in the “for construction” Agreed Fitout Design Documents compared with the Fitout Works as shown in the “approved for tender” 75% developed version of the Agreed Fitout Design Documents will be treated as a Tenant Variation under clause 20;
(2)the Tenant must complete the “for construction” Agreed Tenant Special Works Design Documents for those Tenant Special Works and submit them to the Developer. Any changes to the Tenant Special Works as shown in the “for construction” Agreed Tenant Special Works Design Documents compared with the Tenant Special Works as shown in the “approved for tender” 75% developed version of the Agreed Tenant Special Works Design will be treated as a Tenant Variation under clause 20; and
(3)notwithstanding clauses 20.4(c)(6), 20.4(d)(4), 20.5, 20.6(c) or 20.7, the Parties acknowledge and agree that the Tenant must accept a Variation Proposal for the Tenant Special Works submitted by the Developer or agreed by the Parties and the Tenant agrees and acknowledges that it cannot withdraw the Tenant Variation under clause 9.4(m)(2) or refer the Variation Proposal to the Independent Certifier.
(n)The Developer is not responsible for any defect, error, inaccuracy or omission in the Fitout Design Documents, the Tenant Special Works Design Documents, ~~or~~ the Agreed Fitout Design Documents or the Agreed Tenant Special Works Design Documents.
(o)No review or comment on or approval of the Fitout Design Documents, the Tenant Special Works Design Documents, the Agreed Fitout Design Documents or the Agreed Tenant Special Works Design Documents made by the Developer shall prejudice the Tenant's obligations in respect of, or will give rise to any responsibility or liability of the Developer for, the Fitout Design Documents, the Tenant Special Works Design Documents, ~~or~~ the Agreed Fitout Design Documents or the Agreed Tenant Special Works Design Documents.
(p)If the Tenant fails to make an election in accordance with clauses 9.4(h), 9.4(i), or 9.4(k) or if the Developer rejects the Tenant's election, the Tenant is deemed to have given an election under clause 9.4(k)(1).

2.6Pricing and payment
(a)A new subclause 11.1(b)(1)(CA) after subclause 11.1(b)(1)(C) is added as follows: (CA)    Tenant Special Works the subject of the Agreed Tenant Special Works
Design Documents as soon as reasonably practicable after there are
Agreed Tenant Special Works Design Documents that are “approved for tender” 75% stage and the process in clause 11.2 has been completed with respect to those Tenant Special Works,

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(b)Subclause 11.1(b)(2) is amended as follows:
(2)details of any delay to Practical Completion or any Milestone Date and extensions of time to the Date for Practical Completion, any Milestone Date and the Sunset Date caused by the Relevant Works and the anticipated Delay Costs associated with the delay, provided that:
2subject to clause 11.1(b)(2)(B), the maximum extension of time the Developer is entitled to include in the Proposal in respect of the Fitout Works must not exceed 84 working days from the Date for Practical Completion calculated in accordance with the Project Calendar (on the basis that days shaded grey are not working days); and
(A)the Developer is entitled to include in the Proposal in respect of Tenant Special Works only, 12 working days from the Date for Practical Completion calculated in accordance with the Project Calendar (on the basis that days shaded grey are not working days) and must include the quantum of Delay Costs owed to the Builder under limb 2(b) of the definition of ‘Delay Costs’, including reasonable particulars as to their calculation,
(each a Proposal).
(c)Subclause 11.1(c) is amended as follows: The price in the Proposal:
(1)for the Tenant Services Works, any Base Building Modifications (Category 2) (to the extent they are services trade packages) and the services trade packages for the Fitout Works and the Tenant Special Works (as applicable) must be a lump sum price based (to the extent applicable) on the services pricing for the Base Building Works as represented in the Pricing Schedules, using its best endeavours to obtain the rates set out in Schedule 30 in respect of any Tenant Special Works carried out at night, and based on the Base Building Services Contractors carrying out such works;
(2)for the trade packages for the Fitout Works and Tenant Special Works (as applicable), other than the services trade packages for the Fitout Works and the Tenant Special Works, must be priced on the basis of a tender carried out in accordance with clause 11.2 and using its best endeavours to obtain the rates set out in Schedule 30 in respect of any Tenant Special Works carried out at night;
(d)Subclause 11.1(f) is amended as follows:
If the Tenant accepts the Proposal (including the proposed subcontractors):
(1)if the Proposal related to the Base Building Modifications (Category 2), the Fitout Works, the Tenant Special Works or the Integrated Services Works, the Developer must procure the carrying out of the Base Building Modifications (Category 2), the Fitout Works, the Tenant Special Works or the Tenant Services Works as the case may be the subject of that Proposal;
(2)if the Proposal related to the Fitout Works, once the “for construction” Agreed Fitout Design Documents have been prepared under clause 9.4(m) and (if applicable) a Variation Proposal under clause 20 has been approved, the Developer must procure that the Builder enters into an agreement with the recommended tenderer on the basis of the subcontract tendered sum in the Proposal, as varied by an approved Variation Proposal under clause 20 (if

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applicable), or as otherwise agreed between the Tenant and the Developer pursuant to clause 11.1(i);
(2A) if the Proposal related to the Tenant Special Works, once the “for construction” Agreed Tenant Special Design Documents have been prepared under clause 9.4(m) and (if applicable) a Variation Proposal under clause 20 has been submitted, the Developer must procure that the Builder enters into an agreement with the recommended tenderer on the basis of the subcontract tendered sum in the Proposal, as varied by a Variation Proposal under clause 20 (if applicable) as submitted or as otherwise agreed in writing between the Tenant and the Developer pursuant to clause 11.1(j);
(3)the Tenant must pay to the Developer the Base Building Modifications (Category 2) Costs, the Tenant Services Works Costs, ~~or~~ the Fitout Works Costs or the Tenant Special Works Costs (as applicable) in accordance with the process for payment in clause 12, subject to the Tenant’s rights to apply the Incentive Amount towards the amounts claimed in accordance with clause 13; and
(4)(if applicable) the Date for Practical Completion, Milestone Dates and the Sunset Date will be adjusted as set out in the Proposal.
(e)Subclause 11.1(h) is amended as follows:
(h)If agreement on time or cost matters forming part of the Proposal cannot be reached within 5 Business Days of the notice of rejection being given:
(1)the Tenant must, in the case of the Base Building Modifications (Category 2), give another notice accepting or rejecting the Proposal, and if the Tenant does not do so within 6 Business Days after the notice of rejection was given under clause 11.1(e), the Tenant will be deemed to have withdrawn the relevant Base Building Modifications (Category 2). If the Tenant rejects the Proposal or is deemed to have withdrawn the relevant Base Building Modifications (Category 2), the Developer may recover the costs incurred pursuant to clause 11.1(d), plus the Preliminaries Amount and Overhead Amount on those costs;
(2)the Tenant must, in the case of the Tenant Services Works or the Fitout Works, give another notice accepting or rejecting the Proposal, and if the Tenant does not do so within 6 Business Days after the notice of rejection was given under clause 11.1(e), the Tenant will be deemed to have rejected the Proposal and the Tenant agrees that:
(A)it cannot accept a Proposal for the Fitout Works for a Habitat unless it accepts the Proposal for the Tenant Services Works for that Habitat; and
(B)if the Tenant rejects (or is deemed to have rejected the Proposal) for the Tenant Services Works for the relevant Habitat in accordance with clause 11.1(h)(2), the Tenant is also deemed to have rejected the Proposal for the Fitout Works for that Habitat; and
If the Tenant rejects the Proposal or is deemed to have rejected the Proposal:
(C)the Developer may recover the costs incurred pursuant to clause 11.1(d), plus the Preliminaries Amount and Overhead Amount on those costs; and

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(D)the Tenant is deemed to have given a Non-Integrated Fitout Works Direction or Non-Integrated TSW Direction (as applicable) for the purposes of clause 7.1(a) or clause 7.2(a) (as applicable) on the date that the Tenant rejected (or is deemed to have rejected) the Proposal; and
(E)no Delay Costs will be payable by the Tenant and no EOT Event will apply in relation to the consideration of the Tenant’s request and preparing and dealing with a Proposal under this clause 11.1~~.;~~
(3)in the case of the Tenant Special Works, the Tenant must accept the Proposal and the Parties agree and acknowledge that the Tenant cannot elect for the Developer not to perform the Tenant Special Works and the Developer will perform Tenant Special Works on the basis of the Proposal put forward by the Developer or as otherwise agreed between the Tenant and the Developer in writing pursuant to clause 11.1(g).
(i)A new subclause 11.1(j) after clause 11.1(i) is added as follows:
11.1(j)    Where the Proposal related to the Tenant Special Works, at the same time as providing the notice under clause 11.1(e), the Tenant may (acting reasonably) notify the Developer that it does not agree to the recommended subcontractor and direct the Developer to engage an alternative subcontractor provided that the subcontractor was on the list of approved tenderers for the trade package, for the Tenant Special Works and the Developer and the Builder have no objection to using that subcontractor (acting reasonably) (Directed Subcontractor (Tenant Special Works)). Where the Tenant provides this direction, the subcontract tendered sum attributable to the recommended subcontractor shall be deducted from the Proposal, and the subcontract tendered sum attributable to the Directed Subcontractor (Tenant Special Works) shall be added onto the Proposal.

2.7Tenant Special Works tender process
Clause 11.2 is amended as follows:
11.2    Fitout Works and Tenant Special Works tender process
If an Integrated Fitout Works Direction has been provided, all trade packages for the Fitout Works, other than the services trade packages for the Fitout Works and for all trade packages for the Tenant Special Works other than services trade packages for the Tenant Special Works, must be tendered in accordance with the following process:
(a)(trade packages): the Developer must provide to the Tenant full particulars of how the Fitout Works or Tenant Special Works (as applicable) are to be broken up into subcontract trade packages by the Builder;
(b)(tender documentation): the Developer must compile, for the approval of the Tenant (unless such approval right is waived by the Tenant in writing), the tender documentation for each trade package which must include:

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(1)the applicable design documents for the work;
(2)a request that the tenderer provide a lump sum price for the work the subject of the package on an open book and transparent basis; and
(3)any other documentation necessary to enable the Builder to secure tenders for the completion of the work, and provide the Tenant with the tender documentation within 5 Business Days of the date on which the particulars are provided pursuant to clause 11.2(a). The Tenant may, acting reasonably, provide comments it has on the tender documentation, provided that such comments must be given within 5 Business Days of receipt of the tender documentation in accordance with this clause 11.2(b). The Developer and the Builder must take such reasonable comments into account before proceeding to use that tender documentation;
(c)(tender list): the Developer will provide to the Tenant a list of proposed subcontractors with the tender documentation for a trade package. Within 5 Business Days of receipt of the list, the Tenant may propose additional subcontractors to be added to the list, to be approved by the Developer (acting reasonably) and the Builder. The Tenant may, acting reasonably, direct the Developer to remove any proposed subcontractor from the list within 5 Business Days of receipt of the list;
(d)(tendering): trade packages must be tendered to no fewer than three subcontractors on the tender list, unless otherwise agreed with the Tenant (acting reasonably);
(e)(return of tenders): the Developer must provide the Tenant with copies of the returned tenders from the proposed subcontractors for each trade package supported by all necessary information to allow the Tenant to assess the tenders, including, for each subcontractor:
(1)complete detailed pricing for the Fitout Works or Tenant Special Works (as applicable), including the Builder's works in conjunction with the trade packages, which works may include preliminaries;
(2)scope of works including any exclusions; and
(3)complete list of all documents priced as part of the tender;
(f)(interviews): the Developer will procure that the Builder invites the Tenant to attend tender interviews (if any) for the Fitout Works and the Tenant Special Works (as applicable). If requested by the Tenant, the Developer will procure the Builder to organise interviews with any of the tenderers (which the Developer and Tenant will be entitled to attend) and give the Tenant reasonable notice to attend any such interviews; and
(g)(Developer's recommendation): the Developer must, after receipt of all returned tenders in relation to a trade package, issue to the Tenant a preferred subcontractor recommendation as part of the Proposal submitted under clause 11.1(b), which recommendation must include:

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(1)details of the preferred subcontractor and the preferred subcontractor's tendered price;
(2)comparisons against the other tenderers received to complete the work the subject of the trade package;
(3)if the recommended subcontractor is not the lowest tendered price for that trade package, the Developer's reasons for recommending the subcontractor;
(4)the work to be covered and executed under the proposed trade contract;
(5)details of any provisional allowances, omissions and non- compliances;
(6)the time for commencement and completion of that work; and
(7)a complete list of all documents priced as part of the tender.

2.8Payment for Tenant Special Works
Clause 12(a) is amended as follows:
12    Payments to the Developer
(a)The Developer is entitled to recover from the Tenant:
(1)[***]; and
(2)amounts referred to in clause 6.5(h)(1)(B), 6.5(j)(1)(B), 6.6(a)(2) (as a result of the deeming provisions) 7.2(f), 7.3, 7.3A, 8(i)(3), 9.1(d), 9.4(h)(3),10.2 (if applicable), 11.1(h)(1), 11.1(h)(2)(C), 14.5(a),
14.5(b),16.1(d)(3), 16.1(d)(4), 16.1(e), 19.3(e), 20.4(c)(3) or 20.7(c) (if
applicable), (Recoverable Costs).
2.9Incentive Amount
(a)Clause 13.2(a)(1) is amended as follows:
13.2 Developer to pay Incentive Amount

(a) In consideration for the Tenant entering into the Lease and the Retail Leases, the
Developer agrees to pay or allow to the Tenant (or as directed by the Tenant) (as applicable):

(1) the Fitout Incentive Amount as, in the following order of priority:

(A)firstly, a contribution to:

(i)the [***], in which case clauses [***] apply;

(ii)the [***], in which case clauses [***] apply;

(iii)the [***], in which case clauses [***] apply;

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(iv)the [***] (if any) in which case clauses [***] apply; and

(v)the [***] (if any) in which case clauses [***] apply;

(B)secondly, as a contribution to [***], in which case [***] apply;

(C)thirdly, as a contribution to the [***], in which case clauses [***] apply;

(D)fourthly, where [***] applies, and provided the [***]; and

(E)lastly, where [***], applies, [***]; and

(b)Clause 13.3 is amended as follows:
13.3 Total Incentive Amount

(a)Nothing in this Agreement obliges the Developer to:

(1)    pay any amount under this clause 13 for [***]:

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(2)    allow to the Tenant [***];

(3)    allow to the Tenant [***]; or

(4)    pay to the Tenant [***],

to the extent [***].

(b)If the cost of [***] exceeds [***], then:

(9)     [***]; and

(10) in respect of the [***],

the Tenant must [***]; and

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(11) in respect of the [***]; and

(12)    in respect of [***], the Tenant must [***]; and

(13)    to the extent (if any) that the [***], exceeds [***], the Tenant must [***].

(c)The Developer and the Tenant acknowledge and agree that:

(1)    if [***]; and

(2)    [***],

then, [***].

(d)If the cost of the [***] exceeds [***] then:
(1)     the Developer is only responsible for paying, and must pay, the Tenants Consultants
Costs up to the lesser of:
(A)the Outstanding Fitout Incentive Amount (Limb 1); and
(B)the Tenant Consultant Costs Cap less the total aggregate amount already claimed by the Tenant towards the Tenant Consultant Costs as at the date of the claim; and
(2) to the extent (if any) that the Tenant Consultant Costs in a progress claim made by the Tenant under clause 13.2A(e), exceeds the lesser of:

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(A)the Outstanding Fitout Incentive Amount (Limb 1); and
(B)the Tenant Consultant Costs Cap less the total aggregate amount already claimed by the Tenant towards the Tenant Consultant Costs as at the date of the claim, the Tenant must in respect of any of those, and any additional future Tenant Consultant Costs, pay the costs itself.
(e)Clause 13.5 is amended as follows:
13.5 Surplus Fitout Incentive Amount

(a)On or before the date that is not more than 20 Business Days and not less than 10 Business Days prior to the Date for Practical Completion, the Developer must notify the Tenant of:

(1) the total amount of any [***] (Total Developer Works Costs).
For the avoidance of doubt, the Total Developer Works Costs may include any costs which have been incurred by the Developer (or costs the Developer reasonably anticipates will be incurred), including amounts not yet paid to the Builder; and

(2) the balance of [***].

(b)[***], the Tenant must notify the Developer of the total projected costs of the Tenant Works (if any) to be [***].

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(c)If, as at the date that is 10 months after the Commencement Date:

(1) [***]; and

(2) [***],

then:

(3) the [***]; and

(4) the Tenant [***].

(d)To the extent that [***].
(e)Clause 13.6 is amended as follows:
13.6. [***]

(a)The Developer [***].

(b)Subject to [***], [***].

(c)Clause 13.10 is amended as follows:

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13.10 Determination of Landlord's Property and Tenant's Property

(a)The [***], the Base Building Modifications (Category 2), the Tenant Services Works and the Tenant Variations are the Landlord's Property, irrespective of who paid for the works.

(b)If the Developer has paid for [***].

(c)If the Developer has paid for [***], then [***].

(d)If the Developer has paid for [***], then [***].

(e)If the Developer has not paid [***], then as soon as possible after:

(1) practical completion of the Tenant Works and the Tenant Special Works (but not
including any Tenant Works for a Habitat in respect of which the Tenant has elected to postpone under clause 2.1(b) of Schedule 8 beyond the date that is 10 months following the Date of Practical Completion); and

(2) finalisation of allocation of the Surplus Fitout Incentive Amount pursuant to clause 13.5(b) but after prior consultation with the Developer, the Tenant must prepare and provide to the Developer a draft Asset Register specifying:

(3) which items of Fitout Works, the Tenant Special Works or the Tenant Works
constitute the Landlord’s Property; and

(4) which items of Fitout Works, the Tenant Special Works or the Tenant Works
constitute the Tenant’s Property,
having regard to the Criteria specified in clause 13.10(f~~e~~) but always so that the cost of that part of the Fitout Works, ~~or~~ the Tenant Works or the Tenant Special Works which constitutes the Landlord’s Property (including consultant and other professional fees and all other the costs associated with its design, construction and installation) does not [***].

(f)The Tenant must, acting reasonably, base its determination of which items are to constitute the Landlord’s Property and the Tenant’s Property for the purposes of the draft Asset Register on the following criteria (Criteria):

(1) the Landlord’s Property is that part of the Fitout Works, the Tenant Special Works or the Tenants Works which would most appropriately form part of a landlord’s fixtures and fittings, applied in the following order of priority:
(A)firstly, towards modifications to the Base Building Services;

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(B)secondly, towards any part of the Fitout Works, the Tenant Special Works or the Tenant Works which will not be removed by the Tenant at the end of the Lease as part of the Tenant’s make good obligations;
(C)thirdly, towards items of Fitout Works, the Tenant Special Works or the Tenant Works in the nature of fitout (such as carpets, fixed partitions and joinery); and
(D)fourthly, towards items which are depreciable over a period of greater than 5 years; and

(2) the Tenant’s Property is those parts of the Fitout Works, Tenant Special Works or the Tenant Works which would most appropriately form part of a tenant’s equipment, including items which are depreciable over a period of 5 years or less such as furnishings, furniture, office machines and office equipment, provided that the Tenant may not determine any item of loose chattels to be Landlord's Property without the Landlord's written consent.

(g)The Tenant will provide the draft Asset Register to the Developer for review. The Developer may provide comments to the Tenant within 15 Business Days of receiving the draft Asset Register.

(h)The Tenant must, within 5 Business Days of receiving a request from the Developer, make any changes to the form or content of the draft Asset Register that are consistent with the Criteria and are reasonably requested by the Developer.

(i)If the Tenant does not agree with the Developer’s proposed changes requested pursuant to clause 13.10(h~~g~~), the Tenant may refer the dispute to the Independent Certifier for determination.

(j)The Tenant must issue the Asset Register to the Developer in its final form within
3 Business Days after the Developer approves the final draft or after the Independent Certifier makes a determination pursuant to clause 13.10(i~~h~~).

(k)The Tenant must commission and provide to the Developer on completion of the Tenant Works and the Tenant Special Works (but not including any Tenant Works for a Habitat in respect of which the Tenant has elected to postpone under clause 2.1(b) of Schedule 8 beyond the date that is 10 months following the Date of Practical Completion) a report for tax purposes (including but not limited to a depreciation schedule/capital allowance report prepared in accordance with current Australian income tax legislation) in respect of that part of the Tenant Works, the Tenant Special Works and Fitout Works included in the Asset Register. The report prepared under this clause must be prepared and signed by a reputable quantity surveyor who is also registered as a tax agent.

(l)The final draft Asset Register provided by the Tenant under clause 13.10(kj) will form Exhibit 17 to the Lease.
(m)Clause 13.11 is amended as follows:
13.11 Ownership of Fitout Works, Tenant Special Works and Tenant Works

(a)As between the Tenant and the Landlord:

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(1) title to that part of the Fitout Works, the Tenant Special Works and Tenant Works which are noted in the Asset Register as being the Landlord’s Property passes to the Landlord from the date of installation of those items in the Premises; and

(2) the Tenant’s Property (as referred to in clause 13.10) belongs to the Tenant.

(b)The Developer acknowledges that it is engaging the Tenant to undertake the Tenant Works to the extent that those Tenant Works are noted in the Asset Register as the Landlord's Property, subject to the terms of this Agreement.

(c)The Tenant acknowledges and agrees that the Developer in complying with its obligations under this clause 13 has paid for the Fitout Works, the Tenant Special Works and the Tenant Works noted in the Asset Register as the Landlord’s Property.

(d)Nothing in this clause 13 is intended to cause an agency relationship to arise between the Tenant, the Developer or the Landlord.

2.10Notices by electronic means
Clause 30.2(b) is amended as follows:
(b)    The Developer and the Tenant agree that, except for notices under clause 28, notices, consents or other communication in relation to the Base Building Works, ~~or~~ the Fitout Works or the Tenant Special Works:

(1) may be given by the Builder on behalf of the Developer; and

(2) may be given by via the Developer’s document management system (Aconex) and will be deemed to have been received by the Tenant when the Tenant’s Representative receives a notification from the document management system.
2.11Tenant Delay
Amend clause 16.1 as follows:
1.1Tenant Delay
(a)Subject to clause 16.1(d), where the Developer has been granted an extension of time to the Date for Practical Completion for:
(1)a Tenant Delay; or
(2)an EOT Event which arises out of or in connection with a Tenant Delay,
[***].
2.12Milestone Schedule
Replace Schedule 7 of the Atlassian AFL with the updated Milestone Schedule set out in Schedule 2 of this deed.

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2.13Documentation Standards Schedule
Replace Part 2 of Schedule 11 of the Atlassian AFL with the updated Documentation Standards Schedule set out in Schedule 3 of this deed.
2.14Schedule 25 – Tenant Fitout Assumptions
Replace Schedule 25 of the Atlassian AFL with the updated Tenant Fitout Assumptions set out in Schedule 4 of this deed.

2.15Night Rates for Tenant Special Works
Insert a new Schedule 30 set out in Schedule 5 to this Deed.